                                                                   Exhibit 10.39

                              EMPLOYMENT AGREEMENT
                              --------------------



PARTIES: JACK CARL/312-FUTURES, INC., a corporation organized under the laws of Delaware (the "Company"), and ALLYSON D. LAACKMAN an Illinois resident ("Employee").

DATE:          July 1, 1995

PREAMBLE:      The Company operates a full-service commodity brokerage business, engaged in buying, selling and otherwise dealing in and providing brokerage services with respect to commodities and interests therein and relating thereto, having its principal place of business at 200 West Adams Street, Suite 1500, Chicago, Illinois
               60606. Employee, by education and experience, possesses extraordinary qualifications to serve as a senior executive officer of the Company. The parties hereto, recognizing the value of Employee's services to the Company, desire to secure the employment of Employee on the terms and conditions herein stated.
TERMS:

     1. Employment. The Company hereby employs Employee and Employee hereby accepts employment as the Chief Financial Officer of the Company. Employee agrees to diligently and faithfully perform such duties of a Chief Financial Officer as are assigned to her by the Chief Executive Officer of the Company or the Board of Directors of the Company from time to time, subject to the general supervision, and pursuant to the orders, advice and directions, of the Board of Directors of the Company. Employee shall devote to her employment her full time (exclusive of vacation periods, holidays or periods of illness or incapacity) and best efforts consistent with commodities industry practices, except that Employee may make investments, including trade commodities futures for her own account so long as such activities do not interfere with the performance of her duties hereunder. Further, employee shall be appointed to the Board of Directors of Index Futures Group, Inc. and other operating subsidiaries as designated by the Chief Executive Officer.

     2. Term. The term of Employee's employment hereunder shall commence on the date hereof and terminate on June 30, 1996 unless terminated sooner by the Company, in its sole discretion, in writing, for "good cause" as hereinafter defined. "Good cause" as used herein shall be deemed to exist upon the occurrence of any of the following events:

     (a) a material breach by Employee of the terms and conditions of this Agreement as reasonably determined by the Chief Executive Officer of or Board of Directors of the Company which breach has not been cured within thirty (30) days of Employee's receipt of written notice thereof; or

     (b) the commission of an act of dishonesty relating to the Company's business or the commission of a fraudulent act on the part of Employee; or

     (c) actions or failures to act by Employee which directly and proximately
     (i) constitute a major offense under the rules of the Chicago Mercantile Exchange or any comparable rules of any other commodity futures or securities exchange on which the Company conducts its business, which offense results in the expulsion from membership of such exchange or a monetary penalty in excess of fifty thousand dollars ($50,000), (ii) result in the suspension of Employee from engaging in any aspect of the commodities futures or securities business which is necessary to the discharge of her duties hereunder for a period of more than one hundred and twenty (120) days, or (iii) result in a material restriction on her ability to supervise other employees by reason of a violation of any laws or rules and regulations promulgated by the Commodity Futures Trading Commission, the Securities and Exchange Commission, any commodity futures or securities exchange, the National Association of Securities Dealers, or the National Futures Association if and to the extent that such restriction materially adversely affects her ability to discharge her duties hereunder for a period of more than one hundred and twenty (120) days, unless in any such case, Employee (having the burden of proof therefor) demonstrates that said actions or failures to act did not result from Employee's willful misconduct or gross negligence; or

     (d) the death or total disability, as herein defined, of Employee.

     (e) As used herein, Employee shall be deemed to be "totally disabled," if she is unable to perform, by reason of physical or mental incapacity, her duties or obligations as set forth under this Agreement for a period of one hundred twenty (120) consecutive days during any twelve (12) consecutive month period. For purposes of computing the period of one hundred twenty
     (120) consecutive days of disability, if after being so disabled Employee performs her duties hereunder for a period of at least thirty (30) consecutive days, then any subsequent disability shall be deemed to commence a new period of disability for purposes hereof.

     (f) Employee shall have the right to terminate this Agreement for nonpayment of her compensation when due or in the event of a material breach by the Company of the terms and conditions of this Agreement, which breach has not been cured within thirty (30) days after the Company's receipt of written notice thereof. Employee shall then be relieved of any obligation under paragraph 6 hereof and shall be entitled to full compensation, including severance payments as defined below in paragraph 7.

     3. Compensation. For all services rendered by Employee under this Agreement, the Company shall pay Employee:

     (a) a base salary at the rate of $135,000 per annum payable in equal installments as the Company, from time to time, pays other salaried employees, but not less frequently than monthly, plus

     (b) an annual bonus equal to 1.75% of income, as defined below, if income is less than two (2) million dollars, and 2.5% of income, as defined below, if income is greater than two (two) million dollars. "Income" as used in this paragraph is defined as pre-tax, pre-market-to-market, and pre-bottomline bonus expenses consolidated income in excess of 15% return on investment.

     4. Forfeiture of Compensation. In the event that Employee's employment hereunder shall be terminated pursuant to subparagraph 2(a), (b), or (c) hereof, the Company shall have no obligation to pay to Employee any further compensation or other payments under this Agreement, and Employee shall forfeit the same.

     5. Benefits. Employee shall be entitled to participate in such group life and medical insurance plans, and qualified retirement and profit sharing plans, as the Company may establish, from time to time, for its managerial employees or executive officers generally. Notwithstanding the foregoing, the Company shall provide at no cost to Employee a term life insurance policy insuring the life of Employee and naming as loss payee a beneficiary of Employee's choosing in an amount equal to three times the base compensation set forth under Paragraph 3 (a) above. Said policy or policies shall contain a provision permitting the assignment or assumption of said policies by Employee at Employees cost in the event of the termination of employment hereunder.

     The Company shall reimburse Employee for such travel, entertainment and other business expenses reasonably incurred by her in connection with the business of the Company upon presentation by Employee to the Company of substantiating evidence thereof in such form as the Company reasonably may require from time to time.

     Employee shall be entitled to four (4) weeks of paid vacation during each fiscal year of the Company in which this Agreement shall continue in full force and effect (pro-rated for any portions of fiscal years during the term of this Agreement, based on the number of months (or portions thereof) of such fiscal year which occur during the term of this Agreement).

Employee shall be paid for all unused vacation (not to exceed two (2) weeks) not later than the end of each calendar year hereof. In addition, Employee shall be entitled to such holidays as are made available generally to managerial and executive employees of the Company.

     6. Non-Competition. During the term of this Agreement and for a period of nine (9) months thereafter ("the severance period"), Employee covenants and agrees with the Company that she shall not, directly or indirectly; (a) solicit commodity or securities business from any persons or entities that are or were during the period covered by this agreement customers of the Company, either as an employee, agent, consultant, licensee, independent contractor, owner or otherwise, or (b) solicit for employment or employ any persons who are or were during the period covered by this sentence employees of the Company.

     7. Non-Continuation/Termination. In the event that the term of Employee's employment hereunder shall not be extended by the Company beyond the term provided for in paragraph 2 hereof on terms (including compensation) substantially equivalent to the terms set forth in this Agreement or is terminated prior to the end of the term except by reason of a termination for "good cause" as defined in paragraph 2 hereof, Employee shall receive severance pay (the "severance payments") in an amount equal to nine (9) months salary as set forth herein payable in equal installments as the Company, from time to time, pays other salaried employees, but not less frequently than monthly; provided however that such severance payments shall cease if during the severance period the Employee secures full-time employment and, further provided, however, that if Employee shall become self-employed that Employee shall receive such severance payments as set forth herein only to the extent that Employee's monthly gross income from her self-employment shall be less than the monthly severance payment. Further, Employee agrees to make all books and records of such self-employment available to the company upon its request. The parties further agree that if Employee shall purchase an existing business, Employer shall have the right to determine the extent by which Employee's taxable earnings from such business equal or exceed the severance payments called under this Agreement (herein the "Excess Earnings") which severance payments may be thereafter reduced by the amount of such Excess. In making this determination, Employee agrees to make all books and records of such employment available to company upon its request. Any costs incurred in making the determination set forth herein shall be paid for by Employer. Employee shall remain subject to the provisions contained in paragraph 6 for the full period specified herein.

     In the event that the Company offers to extend the term of Employee's employment hereunder on substantially equivalent terms and Employee does not accept such offer, Employee shall remain subject to the provisions contained in this paragraph 6 for the full period specified herein.

     In the event, that Employee voluntarily terminates her employment hereunder, Employee shall remain subject to the provisions contained in this paragraph 7 for the full period specified herein. In the event of Employee's voluntary termination of this agreement, Employer agrees to provide accurate recommendations to those entities requested by Employee, provided however the content of those recommendations shall be based on the sole judgment of the Employer.

     8. Confidentiality. The Employee shall not at any time during or after the term of this Agreement or in any manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm or corporation in any manner whatsoever any confidential information relating to the business of the Company. The term "confidential information" as used herein means all information of a business or technical nature relative to the business of the Company, the business of any customer of the Company or the business of any person, firm or corporation which consults with, or is affiliated with the Company, including, without limitation, pricing information and customer lists. Said term shall not include information so generally known as to be part of the public domain.

     9. Enforcement. Each of the covenants contained in paragraphs 6, 7 and 8 hereof is separate and independent. Employee acknowledges and agrees that the Company's remedies at law may be inadequate in the event of a breach or threatened breach of the covenants set forth therein, and in such event, the Company shall be entitled to have an injunction issued by any court of competent jurisdiction, enjoining and restraining each and every party concerned therewith from the creation or continuation of such breach (in addition to any other legal and equitable remedies which the Company may have), and each and every such party concerned therewith, jointly and severally, shall be obligated to pay all costs and expenses, including reasonable attorneys' fees, related to the enforcement by the Company to its rights hereunder.

     In the event that any provision of paragraphs 6, 7 or 8 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area to which it may be enforceable.

     10. Notice. Any and all notices, designations, consents, offers, acceptances, or any other communication provided herein, shall be in writing and deemed given when deposited in the U.S. Mail, registered or certified mail, return receipt requested, addressed, in the case of the Company, to its principal place of business in the State of Illinois, and in the case of Employee, to her last known place of residence, as last furnished by Employee to Company.

     11. Governing Law. This Agreement shall be subject to and governed by the laws of the State of Illinois, irrespective of the fact that Employee may become a resident of a different state.

     12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns, subject to the limitations on assignment referred to in paragraph 15 hereof.

     13.  Entire Agreement.

          (a) This Agreement constitutes the entire agreement between the parties and contains all of the agreements between the parties with respect to the subject matter hereof; this Agreement supersedes any and other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof.

          (b) No change or modification of this Agreement shall be valid unless the same be in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

     14. Severability. If any portion or portions of this Agreement shall be, for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect, unless to do so would clearly violate the present legal and valid intention of the parties hereto.

     15. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered in construction of the provisions hereof.

     16. Assignability. This Agreement shall not be assignable by either party hereof, except that the Company may assign its rights to, and cause its obligations under this Agreement to be assumed by any person, corporation, partnership or other entity (whether or not affiliated with the Company), provided that the Company guarantee payment of the obligations and liabilities assigned or the Company transfers (whether by sale, merger or otherwise) all or substantially all of its assets to such transferee and such transferee assumes all of the Company's obligations hereunder. Notwithstanding the foregoing, nothing contained herein shall be deemed to preclude the executors or administrators of Employee's estate from assigning rights to payment hereunder to Employee's heirs or devisees in connection with the probate, administration or settlement of Employee's estate.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by one of its officers, thereunto duly authorized, and Employee has hereunto set her hand and seal on the day and year first above written.

                              JACK CARL/312-FUTURES, INC.



                              By:   /s/ BURTON J. MEYER
                                   ------------------------------
                                    Chief Executive Officer


                                    /s/ ALLYSON D. LAACKMAN
                                   ------------------------------
                                    Allyson D. Laackman